Exhibit (h)(vi)

SECOND AMENDMENT TO

AMENDED AND RESTATED

FUND ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment is entered into as of April 2, 2018 (the “Amendment”), by and between Advisers Investment Trust (the “Trust”) on behalf of the series managed by Vontobel Asset Management, Inc. and listed on Schedule D to the Administration Agreement (as defined below), a Delaware statutory trust, and The Northern Trust Company (“Northern”), an Illinois corporation.

WHEREAS, the Trust and Northern are party to an Amended and Restated Fund Administration and Accounting Services Agreement, dated as of December 14, 2016 (as amended by Amendment to Amended and Restated Fund Administration and Accounting Services Agreement, dated as of March 31, 2017 and as amended, restated or otherwise modified from time to time prior to the date hereof, the “Administration Agreement”), wherein Northern agreed to provide certain services to the Trust; and

WHEREAS, in addition to the provisions contained in the Agreement, effective as of the date hereof, the Trust and Northern wish to make certain amendments to the Administration Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Administration Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2. AMENDMENTS.

(a)	Schedule A (Fees and Expenses) to the Administration Agreement is hereby amended by replacing such schedule with the Schedule A attached hereto.

(b)	Schedule B (Fund Administration Services Description) to the Administration Agreement is hereby amended by replacing such schedule with the Schedule B attached hereto.

(c)	Schedule D (Fund List) to the Administration Agreement is hereby amended by replacing such schedule with the Schedule D attached hereto.

3. GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5. EFFECT OF AMENDMENT. All other terms and conditions set forth in the Administration Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Administration Agreement in the Administration Agreement and all schedules thereto shall mean and be a reference to the Administration Agreement as amended by this Amendment.

[Signature Pages Follow]

AIT – Vontobel	Page 1

IN WITNESS WHEREOF, each of the Trust and Northern has caused this Amendment to be signed and delivered by its duly authorized representative.

ADVISERS INVESTMENT TRUST

By:	/s/ Barbara J. Nelligan
Name:	Barbara J. Nelligan
Title:	President

THE NORTHERN TRUST COMPANY

By:	/s/ Michelle Roblee
Name:	Michelle Roblee
Title:	SVP

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SCHEDULE A

FEES AND EXPENSES

Fund Administration, and Accounting

A.	For the services rendered under this Agreement, the Fund shall cause to be paid to Northern out of the assets of the Fund the fees defined on this Fee Schedule.

B.

For the purpose of determining fees calculated as a function of the Fund’s assets, the value of the Fund’s assets and net assets shall be computed as required by its Prospectus, generally accepted accounting principles, and resolutions of the Fund’s Board of Directors/Trustees.

C.	Out-of-pocket expenses will be computed and billed by Northern and payable monthly by or on behalf of the Fund.

D.

N-PORT Fees will be computed and billed by Northern and payable monthly by or on behalf of the Fund commencing on the earlier of (i) the Form N-PORT compliance date for the Funds as required by the SEC; and (ii) the date when Northern begins to prepare the applicable forms for the Funds.

Fees:

Fund Administration and Accounting fee is a tiered fee based on total adviser complex level assets.

FUND ADMINISTRATION

Tier 1 First $100 million	-	7.75 basis points
Tier 2 Next $400 million	-	6.75 basis points
Tier 3 Next $500 million	-	5.75 basis points
Tier 4 Over $1 billion	-	4.75 basis points

Other Charges:

Form N-PORT (The applicable fee shall be determined based upon the level of service elected by the Funds and agreed by Northern.)	Fee

Equity Funds:

Core Services	$10,000 per fund

Premium Services (includes month-end liquidity bucket value per security, from data provider)	$11,000 per fund

Fixed Income Funds:

Core Services (includes security level risk metrics from data provider)	$14,000 per fund

Premium Services (includes month-end liquidity bucket value per security, from data provider)	$15,000 per fund

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Form N-CEN	Fee

For Funds receiving Form N-PORT services	No charge

Form N-LIQUID	Fee

Filing Fee	$1,000 per filing

Out of Pocket Expenses:

Customary out of pocket expenses will apply. The list below is representative but not exhaustive.

Out of pocket expenses generally include:

•	Retention of records charges if it is a significant volume.

•	Additional pricing feeds – if per the direction of the Funds Northern Trust was required to obtain a pricing feed not already utilized by Northern Trust.

•	Special performance or financial reporting, if applicable.

•

Travel costs for attending Fund-related meetings, printing, copying and mailing costs for Fund-related documents; record retention for Fund-related documents; state and federal regulatory registration and filing fees or other expenses advanced by Foreside on behalf of the Fund.

•	Any other expenses approved by the Board.

Minimum Fees:

An annual minimum per fund fee for Northern Trust custody, fund accounting & administration, and transfer agency services is $150,000.

Payment Terms:

Fees will be invoiced at month-end for charges related to the previous month and payment is due within four (4) weeks of the original issuance of fee invoice.

Material Changes and Terms of Proposal:

The pricing outlined above is based on representations made by the Trust. Any changes to these representations that impact the assumptions used in our pricing will result in consideration of revisions to the pricing schedule, as mutually agreed to by Trust.

ADVISERS INVESTMENT TRUST		THE NORTHERN TRUST COMPANY

By:	/s/ Barbara J. Nelligan	By:	/s/ Michelle Roblee
Name:	Barbara J. Nelligan	Name:	Michelle Roblee
Title:	President	Title:	SVP

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SCHEDULE B

FUND ADMINISTRATION SERVICES

Northern shall provide the following services, in each case, subject to the direction of the Trust and in accordance with the policies and procedures established by the Trust:

Description of Administration Services on a Continuous Basis:

•

As requested, consult with the Trust’s officers, independent accountants, legal counsel, custodian, fund accountant, distributor and transfer agent in establishing the financial administrative policies and procedures of the Trust;

•	Provide a President/Principal Executive Officer and Secretary.

•	Provide necessary office space and equipment for the day-to-day management of the Trust;

•	Maintain accurate and complete Board and regulatory filing calendars;

•

Prepare for filing with the Securities and Exchange Commission (“SEC”) the following documents: Form N-SAR, Form N-CEN, Form N-CSR, Form N-Q, Form N-PORT, Form N-PX, Form N-MFP, Form N-CR, Form N-LIQUID and all amendments to the Registration Statements, including annual updates of the Prospectus(es) and Statements Additional Information for each Fund and any supplements thereto;

•	Prepare and coordinate the filing of Rule 24f-2 notices, including coordination of related payment, if necessary;

•	Support Fund counsel with the preparation and filing with the SEC of proxy statements;

•	Attend and assist in the conduct of shareholder meetings and prepare scripts for and minutes of such meetings;

•	Advise and consult with Trust management and the investment adviser on matters pertaining to new Fund launches or new share classes, and assist with the deregistration of a Fund/class when applicable;

•

Prepare and review with Fund counsel and Trust management the agenda, resolutions and notices for all requested Board of Trustees and Committee meetings, attend meetings as appropriate or requested, prepare minutes for Board and Committee meetings;

•

Maintain books and records for information under the control of or produced by Northern Trust for each Fund as required under Rule 31a-1 of the Investment Company Act of 1940, as amended (the “1940 Act”), and comply with SEC requirements in advance of and during examinations;

•

Assist each Fund in the production of documentation for routine regulatory examinations of the Trust and each Fund relative to Board and Committee meetings and filings described herein and work closely with the legal counsel in response to any non-routine regulatory matters;

•

Maintain awareness of significant emerging regulatory and legislative developments that may affect the Trust or the Funds and update the Board, Trust management, and the applicable investment adviser on such developments;

•

Monitor each Fund’s status as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended, and advise Trust management and the applicable investment adviser of any potential or actual violations;

•

Provide periodic testing of the Fund(s) requirements under the 1940 Act and limitations contained in the Registration Statements as may be mutually agreed upon, including compliance reporting to the designated Officer(s) of the Trust;

•	Compute tax basis provisions for both excise and income tax purposes;

•

Facilitate and support the preparation of the Trust’ federal and state tax returns (including Form 1120-RIC, Form 8613, and any applicable state returns) and extension requests by the Trust’s independent accountants, review the tax returns prepared by the Trust’s independent accountants for consistency with Northern’s tax provisions and knowledge of the Trust, and provide copies to the Trust’s Treasurer for review, execution and filing;

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•

Prepare any supplemental tax information that is required at calendar year-end for mailing to shareholders or designated parties (including the ICI primary and secondary layouts sent to the broker dealer community);

•	Review and sign off on annual minimum distribution calculations (income and capital gain) prior to their declaration;

•	Coordinate the audit of the Trust’s financial statements by the Trust’s independent accountants and provide applicable fund information, as requested, and office facilities for audits as necessary;

•	Provide applicable fund information, as requested, in connection with audits and examinations by regulatory bodies;

•

Prepare the annual and semi-annual shareholder reports (not including any Shareholder Letters or Management’s Discussion of Fund Performance) for typesetting by a financial printer (and facilitate subsequent changes to the typeset drafts), the quarterly schedules of investments, and SEC Form N-SAR (and file the related Form N-SAR with the SEC);

•

Prepare for review by the designated Officer(s) of the Trust annual fund expense budgets, perform accrual analyses and roll forward calculations and recommend changes to fund expense accruals on a periodic basis, arrange for payment of the Trust’s expenses and obtain authorization of accrual changes and expense payments;

•

Prepare and furnish total return performance information for the Fund(s), including such information on an after-tax basis, calculate in accordance with applicable U.S. securities laws and regulations, as may be reasonably requested by Trust management;

•	Provide sub-certifications in connection with the requirements of the Sarbanes-Oxley Act of 2002 with respect to services provided by Northern;

•	Provide Northern’s Compliance Program for Registered Fund Clients annually; and

•	Provide the results of testing of the key controls of Northern’s Compliance Program for Registered Fund Clients quarterly.

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SCHEDULE D

FUND LIST

Vontobel Global Emerging Markets Equity Institutional Fund

Vontobel International Equity Institutional Fund

Vontobel Global Equity Institutional Fund

Vontobel U.S. Equity Institutional Fund

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